Exhibit 1


                                    AGREEMENT
                                    ---------

         The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Class A Common Stock of Urstadt Biddle Properties Inc. is filed jointly, on behalf of each of them.

Dated:   August 24, 1998

                               URSTADT PROPERTY COMPANY, INC.

                               By:  /s/ Charles J. Urstadt
                                    ----------------------------------------
                                    Name:    Charles J. Urstadt
                                    Title:   Chairman of the Board

                                           /s/ Charles J. Urstadt
                                    ----------------------------------------
                                             Charles J. Urstadt

                                           /s/  Elinor F. Urstadt
                                    ----------------------------------------
                                             Elinor F. Urstadt

                                CATHERINE URSTADT BIDDLE IRREVOCABLE
                                TRUST

                                By: /s/ Charles J. Urstadt
                                    ----------------------------------------
                                    Name:    Charles J. Urstadt
                                    Title:   Trustee

                                CHARLES D. URSTADT IRREVOCABLE TRUST

                                By: /s/ Charles J. Urstadt
                                    ----------------------------------------
                                    Name:    Charles J. Urstadt
                                    Title:   Trustee




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